Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 27, 2013, with respect to the consolidated financial statements included in the Annual Report of Imperial Holdings, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Imperial Holdings, Inc. on Form S-8 (File No. 333-172113, effective February 8, 2011).

/s/ Grant Thornton LLP
Fort Lauderdale, Florida
November 14, 2013